UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2025

NEW AMERICA ACQUISITION I CORP.

(Exact name of registrant as specified in its charter)

Florida	001-42988	39-2431245
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

590 Madison Avenue, 39th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 576-6828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant	NWAXU	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	NWAX	The New York Stock Exchange
Warrants included as part of the units, each whole warrant exercisable to purchase one share of Class A common stock at an exercise price of $11.50	NWAXW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 19, 2025, the Registration Statement on Form S-1 (File No. 333-289204) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of New America Acquisition I Corp. (the “Company”) became effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”). On December 5, 2025, the Company consummated the IPO of 34,500,000 units (the “Units”), including 4,500,000 Units issued pursuant to the exercise of the underwriters’ over-allotment option in full. Each Unit consists of one share of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), and one half of one redeemable warrant (each, a “Public Warrant”), with each whole Public Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to certain adjustments. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $345,000,000 (before underwriting discounts and commissions and offering expenses). Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

●	an Underwriting Agreement, dated December 3, 2025, by and among the Company and Dominari Securities LLC and D. Boral Capital LLC, as representatives (the “Representatives”) of the several underwriters named on Schedule A thereto, which contains customary representations and warranties by the Company, conditions to closing and indemnification obligations of the Company and the underwriters;

●	a Private Placement Units Purchase Agreement, dated December 3, 2025, by and between the Company and New America Sponsor I LLC (the “Sponsor”), pursuant to which the Sponsor purchased 600,000 private placement units (the “Private Placement Units”);

●	a Warrant Agreement, dated December 3, 2025, by and between the Company and Odyssey Transfer and Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of, and procedures for exercising, the Public Warrants and the warrants contained in the Private Placement Units (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”); certain adjustment features of the terms of exercise; provisions relating to cashless exercise of the Warrants; provisions related to the redemption of the Public Warrants; provisions for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the agreement;

●	an Investment Management Trust Agreement, dated December 3, 2025, by and between the Company and Odyssey Transfer and Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Units, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

●	a Registration Rights Agreement, dated December 3, 2025, by and among the Company, the Sponsor and the other holders party thereto (the “Registration Rights Agreement”), which provides for customary demand and piggy-back registration rights for the Holders (as defined in the Registration Rights Agreement), as well as certain transfer restrictions applicable to the Holders with respect to the Company securities they hold;

●	a Letter Agreement, dated December 3, 2025, by and among the Company, the Sponsor, each of the directors and officers of the Company and members of the advisory board of the Company (collectively, the “Insiders”), pursuant to which each of the Insiders has agreed to vote any shares held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 18 months from the closing of the IPO (or 24 months from the closing of the IPO if the Company has executed a definitive agreement for an initial business combination within 18 months from the closing of the IPO) or such longer period as is approved by the Company’s stockholders; to certain transfer restrictions with respect to the Company’s securities; and, as to the Sponsor, certain indemnification obligations;

●	an Administrative Services Agreement, dated December 3, 2025, by and between the Company and the Sponsor, pursuant to which the Sponsor has agreed to make available certain office space and administrative services, as may be reasonably required by the Company, for $20,000 per month until the earlier of the consummation by the Company of an initial business combination and the Company’s liquidation; and

●	Indemnity Agreements, each dated December 3, 2025, by and between the Company and each of the officers and directors of the Company, pursuant to which the Company has agreed to indemnify each officer and director of the Company to the fullest extent permitted under Florida law against liabilities that may arise by reason of their service to the Company, and, to the fullest extent permitted under Florida law, to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement or form thereof, each of which is incorporated by reference herein and attached hereto as Exhibits 1.1, 10.1, 4.1, 10.2, 10.3, 10.4, 10.5 and 10.6 respectively.

Item 3.02	Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO and the issuance and sale of the Units, the Company consummated a private placement (the “Private Placement”) of an aggregate of 600,000 Private Placement Units. The Private Placement Units, which were purchased by the Sponsor, are identical to the Units, except that, they (i), subject to certain limited exceptions, will be subject to transfer restrictions until the consummation of the Company’s initial business combination and (ii) will be entitled to registration rights. In addition, the shares of Class A Common Stock underlying the warrants included in the Private Placement Units do not have redemption rights. No underwriting discounts or commissions were paid with respect to the sale of the Private Placement Units. The issuance of the Private Placement Units was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The Company also issued to each of the Representatives 1,100,000 shares of Class A Common Stock upon the consummation of the IPO (the “Representative Shares”). The Representative Shares are identical to shares of Class A Common Stock included in the Units, except that these securities cannot be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days from the date of the IPO except as permitted under FINRA Rule 5110(e)(2). The Representatives have agreed not to transfer, assign or sell any Representative Shares until the completion of the Company’s initial business combination without the Company’s written consent. In addition, each of the Representatives has agreed (i) to waive its redemption rights with respect to the Representative Shares in connection with the completion of the Company’s initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to the Representative Shares if the Company fails to complete its initial business combination within the period of time provided in the Second Amended and Restated Articles of Incorporation of the Company (the “Amended and Restated Articles of Incorporation”). The issuance of the Representative Shares was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2025, in connection with the IPO, Luisa Ingargiola, George O’Leary, Ted McDonagh and Steven Scopellite (the “New Directors” and, collectively with Kevin McGurn, the “Directors”) were appointed to the board of directors of the Company (the “Board”). Effective December 3, 2025, each of Luisa Ingargiola, Ted McDonagh and Steven Scopellite was also appointed to the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

On December 3, 2025, the Company entered into indemnity agreements with each of the Directors and officers of the Company that require the Company to indemnify each of them to the fullest extent permitted by applicable law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The foregoing summary of the indemnity agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the indemnity agreements, a form of which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2025, the Amended and Restated Articles of Incorporation became effective. The Amended and Restated Articles of Incorporation is attached as Exhibit 3.1 hereto and the full text of such exhibit is incorporated by reference herein.

Item 8.01	Other Events.

A total of $345,000,000 of the net proceeds from the IPO and the Private Placement was placed in a trust account with Odyssey Transfer and Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its franchise and income tax obligations, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of the Company’s initial business combination; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Amended and Restated Articles of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Company’s public shares if the Company has not consummated its initial business combination within 18 months from the closing of the IPO (or up to 24 months if the time to complete an initial business combination is extended as described in the Registration Statement) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (3) the redemption of all of the Company’s public shares if the Company has not completed its initial business combination within 18 months from the closing of the IPO (or 24 months from the closing of the IPO if the Company has executed a definitive agreement for an initial business combination within 18 months from the closing of the IPO), subject to applicable law.

On December 3, 2025, the Company issued a press release announcing the pricing of the IPO, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated December 3, 2025, by and between the Company and Dominari Securities LLC and D. Boral Capital LLC, as representatives of the several underwriters
3.1	Second Amended and Restated Articles of Incorporation
4.1	Warrant Agreement, dated December 3, 2025, by and between the Company and Odyssey Transfer and Trust Company
10.1	Private Placement Units Purchase Agreement, dated December 3, 2025, by and between the Company and New America Sponsor I LLC
10.2	Investment Management Trust Agreement, dated December 3, 2025, by and between the Company and Odyssey Transfer and Trust Company
10.3	Registration Rights Agreement, dated December 3, 2025, by and among the Company, New America Sponsor I LLC and the other holders party thereto
10.4	Letter Agreement, dated December 3, 2025, by and among the Company, New America Sponsor I LLC, each of the officers and directors of the Company and members of the advisory board of the Company
10.5	Administrative Services Agreement, dated December 3, 2025, by and between the Company and New America Sponsor I LLC
10.6	Form of Indemnity Agreement, by and between the Company and each of the officers and directors of the Company
99.1	Press Release, dated December 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2025

New America Acquisition I Corp.

By:	/s/ Kevin McGurn
Name:	Kevin McGurn
Title:	Chief Executive Officer and Chairman of the Board